Exhibit 99.1

Casa Systems Reports Fourth Quarter 2018 and Full Year 2018 Financial Results

Announces Agreement to Acquire NetComm Wireless

Andover, Mass. – February 21, 2019 – Casa Systems, Inc. (Nasdaq:CASA), a leading provider of converged broadband infrastructure technology solutions for mobile, cable and fixed networks, today announced its financial results for the fourth quarter and year ended December 31, 2018.

Fourth Quarter 2018 Financial Highlights

•	Revenue of $67.8 million

•	Gross margin of 73.2%

•	GAAP net income of $14.9 million

•	Non-GAAP net income of $17.3 million

•	GAAP net income per fully diluted share of $0.17

•	Non-GAAP net income per fully diluted share of $0.20

•	Adjusted EBITDA of $21.6 million

2018 Financial Highlights

•	Revenue of $297.1 million

•	Gross margin of 73.4%

•	GAAP net income of $73.0 million

•	Non-GAAP net income of $81.5 million

•	GAAP net income per fully diluted share of $0.79

•	Non-GAAP net income per fully diluted share of $0.88

•	Adjusted EBITDA of $98.1 million

“Our fourth quarter results were impacted by lower than expected spending by a few MSO customers, particularly with respect to hardware, which led to lower than expected hardware volumes. We also experienced wireless product certification delays, which affected the timing of our wireless revenue recognition,” said Jerry Guo, Casa’s President and CEO. “While we are disappointed with our financial performance, we are encouraged by several positive developments in our business in the quarter that included a high percentage of software sales in our revenue mix, a material DAA deal representing 17% of our revenue, an expanded footprint in wireless, and lower customer concentration. Looking out to 2019, wireless will be a key focus for our business. To ensure that we remain at the cutting edge of wireless with innovative and differentiated products, we intend to accelerate our investment in this area both organically and through opportunistic complementary acquisitions, such as the NetComm Wireless transaction we announced today. As network transformation continues and service provider investments in 5G and DAA begin to ramp, we remain confident in the strategic direction of the company. We believe that Casa’s converged solutions for broadband networks position the company to benefit from these material technology inflection points.”

Maurizio Nicolelli, Casa’s CFO added, “While our cable customers continue to digest recent hardware purchases and expansions, we see ongoing software-based capacity expansions, which accounted for 57% of product revenue during the fourth quarter and contributed to a healthy 73.2% GAAP gross margin. As we move into 2019, our guidance reflects both the digestion we see in our cable business and the investment that we believe will enable us to capitalize on the significant wireless opportunity ahead of us.”

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), we are presenting non-GAAP financial measures in this press release. A reconciliation of GAAP to non-GAAP measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures”.

Financial Outlook

For the fiscal year 2019, we expect:

•	Revenue between $250 million and $300 million

•	Gross Margin in a range of 65% and 70%

•	Adjusted EBITDA between $50 million and $60 million

•	Effective income tax rate between 0% and 10%

•	GAAP diluted net income per share between $0.20 and $0.30 and Non-GAAP diluted net income per share between $0.30 and $0.40

Guidance above for fiscal 2019 does not include results from the expected acquisition of NetComm Wireless.

Guidance for non-GAAP financial measures excludes stock-based compensation, which is a non-cash charge, and the resulting tax effect of these excluded items. We have not reconciled the non-GAAP metrics as to which we provide guidance to their most directly comparable GAAP metrics because certain items that impact these excluded measures are uncertain, out of our control and/or cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation of the non-GAAP financial metrics included in our guidance to the corresponding GAAP measures is not available without unreasonable effort.

Stock Repurchase Program

Casa Systems announced today that its board of directors has authorized the repurchase of up to $75 million of the Company’s common stock under a stock repurchase program. The Company’s management will determine the amount and timing of repurchases under the program based on its evaluation of market conditions, stock price and other factors. Repurchases may also be made under a Rule 10b5-1 plan, which would permit the Company to repurchase shares when it would otherwise be precluded from doing so under insider trading laws. The repurchase program may be superseded or discontinued at any time and has no expiration date.

Conference Call Information

Casa Systems is hosting a conference call for analysts and investors to discuss the financial results for its fourth quarter ended and year ended December 31, 2018, and its business outlook at 5:00 p.m. Eastern Standard Time today, February 21, 2019. The conference call can be heard via webcast in the investor relations section of our website at http://investors.casa-systems.com, or by dialing 877-407-4019 in the United States or 201-689-8337 from international locations. Callers should ask to be joined to the Casa Systems call. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available in the investor relations section of our website at http://investors.casa-systems.com for 90 days after the event.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release, including statements regarding the projected results of operations and financial position of Casa Systems, Inc. (“Casa” or the “Company”), including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “predict”, “project”, “target”, “should”, “would”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We have based these forward-looking statements on our estimates and assumptions of our financial results and our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs as of the date of this press release. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in these forward-looking statements. These factors include, without limitation: (1) any failure by us to successfully anticipate technological shifts, market needs and opportunities, and develop new products and product enhancements that meet those technological shifts, needs and opportunities; (2) the concentration of a substantial portion of our revenue in our CCAP solutions and in certain customers; (3) fluctuations in our revenue due to timing of large orders and seasonality; (4) the length and lack of predictability of our sales cycle; (5) any difficulties we may face in expanding our platform into the wireless market; and (6) other factors discussed in the “Risk Factors” section of our public reports filed with the SEC, including our most recent Quarterly Report on Form 10-Q, which is on file with the SEC and available in the investor relations section of our website at http://investors.casa-systems.com and on the SEC’s website at www.sec.gov. In addition, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements that we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We disclaim any obligation to update publicly or revise any forward-looking statements for any reason after the date of this press release. Any reference to our website address in this press release is intended to be an inactive textual reference only and not an active hyperlink.

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), we are presenting the following non-GAAP financial measures in this press release and the related earnings conference call: non-GAAP net income, non-GAAP diluted net income per share, adjusted EBITDA and free cash flow. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

Non-GAAP net income and non-GAAP diluted net income per share. We define non-GAAP net income as net income as reported in our consolidated statements of operations, excluding the impact of stock-based compensation expense, which is a non-cash charge, the follow-on public offering expenses, which is a one-time non-recurring charge, and the tax effect on these excluded items, and excluding the impact of the U.S. Tax Cuts and Jobs Act of 2017, which is a one-time non-recurring charge, and the actual tax charge for this excluded item. The tax effect of the excluded items is calculated using our effective income tax rate for the period, excluding the discrete tax benefits generated from the exercise of non-qualified stock options and the disqualifying disposition of incentive stock options. We believe that excluding these discrete tax benefits from our effective income tax rate results in more useful disclosure to investors and others regarding income tax effects of the excluded items as these amounts may vary from period to period independent of the operating performance of our business. We define non-GAAP diluted net income per share as diluted net income per share attributable to common stockholders reported in our consolidated statements of operations, excluding the impact of cumulative dividends on convertible preferred stock, which are no longer applicable following the conversion to common stock of all of our outstanding preferred stock in December 2017 in connection with our initial public offering, excluding the impact of dividends declared on convertible preferred stock, as we do not intend to declare any dividends for the foreseeable future, and excluding the impact of items that we exclude in calculating non-GAAP net income. For periods in which convertible preferred stock was excluded from GAAP diluted net income per share attributable to common stockholders, we calculate non-GAAP diluted net income per share using a non-GAAP weighted-average share count in which the impact of dilutive convertible preferred stock is added to the GAAP weighted-average share count. We have presented non-GAAP net income and non-GAAP diluted net income per share because they are key measures used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. The presentation of non-GAAP net income and non-GAAP diluted net income per share also allows our management and board of directors to make additional comparisons of our results of operations to other companies in our industry.

Adjusted EBITDA. We define adjusted EBITDA as our net income, excluding the impact of stock-based compensation expense; the follow-on public offering expenses; other income (expense), net; depreciation and amortization expense; and our provision for (benefit from) income taxes. We have presented adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our operating performance, to establish budgets and to develop operational goals for managing our business. In particular, we believe that excluding the impact of these expenses in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core operating performance.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We believe free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that, after purchases of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions and strengthening our balance sheet.

We use these non-GAAP financial measures to evaluate our operating performance and trends and make planning decisions. We believe that each of these non-GAAP financial measures helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in the calculations of each non-GAAP financial measure. Accordingly, we believe that these financial measures provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects.

Our non-GAAP financial measures are not prepared in accordance with GAAP, and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of these non-GAAP financial measures rather than the most directly comparable financial measures calculated and presented in accordance with GAAP. Some of these limitations are:

•

we exclude stock-based compensation expense from each of non-GAAP net income, non-GAAP diluted net income per share and adjusted EBITDA as it has recently been, and will continue to be for the foreseeable future, a significant recurring non-cash expense for our business and an important part of our compensation strategy;

•

we exclude the impact of the U.S. Tax Cuts and Jobs Act of 2017 from non-GAAP net income and non-GAAP diluted net income per share, although it represents a significant cash expense, because it is a one-time non-recurring charge;

•

we exclude the discrete tax benefits generated from the exercise of non-qualified stock options and the disqualifying disposition of incentive stock options, which are not related to the operating performance of our business, in calculating the effective tax rate used to determine the tax effect of the items excluded from our non-GAAP net income and non-GAAP diluted net income per share; these discrete tax benefits will result in a reduction in our income taxes and cash paid for income taxes;

•

we exclude the follow-on public offering expenses from non-GAAP net income, non-GAAP diluted net income per share and adjusted EBITDA because it is a one-time non-recurring charge, although this is a use of our cash and included in our operating expenses;

•	adjusted EBITDA excludes depreciation and amortization expense and, although this is a non-cash expense, the assets being depreciated and amortized may have to be replaced in the future;

•

adjusted EBITDA does not reflect the cash requirements necessary to service interest on our debt or the cash received from our interest-bearing financial assets, both of which impact the cash available to us, and does not reflect foreign currency transaction gains and losses, all of which are reflected in other income (expense), net;

•	adjusted EBITDA does not reflect income tax payments that reduce cash available to us;

•	free cash flow may not represent our residual cash flow available for discretionary expenditures, since we may have other non-discretionary expenditures that are not deducted from this measure;

•

free cash flow may not represent the total increase or decrease in the cash and cash equivalents for any given period because it excludes cash provided by or used for other investing and financing activities; and

•

other companies, including companies in our industry, may not use non-GAAP net income, non-GAAP diluted net income per share, adjusted EBITDA or free cash flow, or may calculate such non-GAAP financial measures in a different manner than we do, or may use other non-GAAP financial measures to evaluate their performance, all of which could reduce the usefulness of these non-GAAP financial measures as comparative measures.

For the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of Selected GAAP and Non-GAAP Financial Measures”.

About Casa Systems, Inc.

Casa Systems, Inc. (Nasdaq: CASA) delivers converged broadband solutions that enable mobile, cable and fixed network service providers to meet the growing demand for gigabit bandwidth and services. Our suite of distributed and virtualized solutions for fixed and mobile 5G ultra-broadband networks are engineered for performance, flexibility and scale. Commercially deployed in over 70 countries, Casa serves more than 475 Tier 1 and regional service providers worldwide.

For more information, visit our website at http://www.casa-systems.com.

Source: Casa Systems, Inc.

IR Contact

Monica Gould

212-871-3927

investorrelations@casa-systems.com

Lindsay Savarese

212-331-8417

investorrelations@casa-systems.com

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenue	$67,825	$117,962	$297,127	$351,575
Cost of revenue	18,146	27,009	79,161	93,511

Gross profit	49,679	90,953	217,966	258,064
Operating expenses:
Research and development	17,345	16,765	70,974	60,677
Sales and marketing	10,063	12,619	41,186	39,602
General and administrative	5,439	7,176	26,840	21,563

Total operating expenses	32,847	36,560	139,000	121,842

Income from operations	16,832	54,393	78,966	136,222

Other income (expense):
Interest income	1,663	765	6,259	2,439
Interest expense	(5,184)	(4,529)	(19,763)	(17,466)
Gain (loss) on foreign currency, net	(466)	113	(911)	886
Other income, net	409	105	1,387	737

Total other income (expense), net	(3,578)	(3,546)	(13,028)	(13,404)

Income before provision for (benefit from) income taxes	13,254	50,847	65,938	122,818
Provision for (benefit from) income taxes	(1,662)	21,984	(7,068)	34,318

Net income	14,916	28,863	73,006	88,500
Cumulative dividends on convertible preferred stock	—	(1,273)	—	(5,674)
Dividends declared on convertible preferred stock	—	(23,430)	—	(70,977)

Net income attributable to common stockholders, basic and diluted	$14,916	$4,160	$73,006	$11,849

Net income per share:
Basic	$0.18	$0.10	$0.87	$0.34

Diluted	$0.17	$0.08	$0.79	$0.26

Weighted-average shares used to compute net income per share:
Basic	83,060	40,407	83,539	35,359

Diluted	87,971	50,236	91,877	44,972

CASA SYSTEMS, INC.

RECONCILIATION OF SELECTED GAAP AND NON-GAAP FINANCIAL MEASURES

(unaudited)

(in thousands, except percentages and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Reconciliation of Net Income to Non-GAAP Net Income:
Net income	$14,916	$28,863	$73,006	$88,500
Stock-based compensation	2,352	3,243	8,894	9,136
Follow-on public offering expenses	—	—	815	—
Impact of the U.S. Tax Cuts and Jobs Act(1)	—	14,098	—	14,098
Tax effect of excluded items	2	(503)	(1,217)	(1,504)

Non-GAAP net income	$17,270	$45,701	$81,498	$110,230

Non-GAAP net income margin	25.5%	38.7%	27.4%	31.4%

Reconciliation of Diluted Net Income Per Share Attributable to Common Stockholders to Non-GAAP Diluted Net Income Per Share:
Diluted net income per share attributable to common stockholders	$0.17	$0.08	$0.79	$0.26
Cumulative dividends on convertible preferred stock	—	0.01	—	0.07
Dividends declared on convertible preferred stock	—	0.28	—	0.85
Non-GAAP adjustments to net income	0.03	0.20	0.09	0.25
Dilutive convertible preferred stock	—	(0.03)	—	(0.12)

Non-GAAP diluted net income per share	$0.20	$0.54	$0.88	$1.31

Weighted-average shares used in computing diluted net income per share	87,971	50,236	91,877	44,972
Dilutive effect of convertible preferred stock	—	34,676	—	38,944

Weighted-average shares used in computing non-GAAP diluted net income per share	87,971	84,912	91,877	83,916

Reconciliation of Net Income to Adjusted EBITDA:
Net income	$14,916	$28,863	$73,006	$88,500
Stock-based compensation	2,352	3,243	8,894	9,136
Follow-on public offering expenses	—	—	815	—
Depreciation and amortization	2,417	2,162	9,454	7,738
Other income, net	3,578	3,546	13,028	13,404
Provision for (benefit from) income taxes	(1,662)	21,984	(7,068)	34,318

Adjusted EBITDA	$21,601	$59,798	$98,129	$153,096

Adjusted EBITDA margin	31.8%	50.7%	33.0%	43.5%

(1)

During the fiscal quarter ended December 31, 2017, we recorded provisional tax amounts for the one-time transition tax on the accumulated earnings of certain foreign subsidiaries and the re-measurement of certain deferred tax assets and liabilities as a result of the enactment of the U.S. Tax Cuts and Jobs Act of 2017. Our accounting for the impacts of the U.S. Tax Cuts and Jobs Act of 2017 were completed as of December 31, 2018, and we have not recorded any material adjustments to the provisional amounts recorded in the fourth quarter of 2017 related to the U.S. Tax Cuts and Jobs Act of 2017.

CASA SYSTEMS, INC.

RECONCILIATION OF SELECTED GAAP AND NON-GAAP FINANCIAL MEASURES (Continued)

(unaudited)

(in thousands, except percentages and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow:
Net cash provided by operating activities	$4,443	$45,954	$98,545	$95,008
Purchases of property and equipment	(1,742)	(2,311)	(7,966)	(7,014)

Free cash flow	$2,701	$43,643	$90,579	$87,994

Summary of Stock-Based Compensation Expense:
Cost of revenue	$61	$104	$249	$306
Research and development	447	1,329	1,864	2,864
Sales and marketing	341	310	1,229	1,112
General and administrative	1,503	1,500	5,552	4,854

Total	$2,352	$3,243	$8,894	$9,136

Summary of Revenue:
Sales of broadband products	$24,625	$56,347	$133,386	$198,147
Capacity expansions	32,820	50,394	123,603	113,749

Product	57,445	106,741	256,989	311,896
Service	10,380	11,221	40,138	39,679

Total revenue	$67,825	$117,962	$297,127	$351,575

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	December 31,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$280,587	$260,820
Accounts receivable, net	81,782	122,634
Inventory	50,997	36,148
Prepaid expenses and other current assets	3,755	5,151
Prepaid income taxes	390	538

Total current assets	417,511	425,291
Property and equipment, net	29,879	29,363
Accounts receivable, net of current portion	2,388	4,710
Deferred tax assets	21,578	9,718
Other assets	3,293	615

Total assets	$474,649	$469,697

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$17,776	$15,833
Accrued expenses and other current liabilities	36,992	48,250
Accrued income taxes	958	118
Deferred revenue	31,206	34,224
Current portion of long-term debt, net of unamortized debt issuance costs	2,179	2,156

Total current liabilities	89,111	100,581
Accrued income taxes, net of current portion	4,923	8,810
Deferred revenue, net of current portion	12,479	14,691
Long-term debt, net of current portion and unamortized debt issuance costs	293,280	295,459

Total liabilities	399,793	419,541

Stockholders’ equity:
Common stock	83	81
Additional paid-in capital	156,939	128,798
Accumulated other comprehensive income (loss)	(1,158)	194
Accumulated deficit	(81,008)	(78,917)

Total stockholders’ equity	74,856	50,156

Total liabilities and stockholders’ equity	$474,649	$469,697

CASA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Year Ended December 31,
	2018	2017
Cash flows from operating activities:
Net income	$73,006	$88,500
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,454	7,738
Stock-based compensation	8,894	9,136
Deferred income taxes	(11,517)	11,422
Decrease in provision for doubtful accounts	(282)	6
Excess and obsolete inventory valuation adjustment	(5,883)	4,115
Changes in operating assets and liabilities:
Accounts receivable	34,716	(25,750)
Inventory	(11,051)	21,859
Prepaid expenses and other assets	(1,084)	3,519
Prepaid income taxes	146	(486)
Accounts payable	4,197	(6,475)
Accrued expenses and other current liabilities	6,124	10,267
Accrued income taxes	(3,088)	(3,212)
Deferred revenue	(5,087)	(25,631)

Net cash provided by operating activities	98,545	95,008

Cash flows (used in) provided by investing activities:
Purchases of property and equipment	(7,966)	(7,014)
Proceeds from maturities of marketable securities	—	14,589

Net cash (used in) provided by investing activities	(7,966)	7,575

Cash flows used in financing activities:
Principal repayments of debt	(3,304)	(3,292)
Proceeds from exercise of stock options	14,730	274
Payments of dividends and equitable adjustments	(7,325)	(246,634)
Follow-on offering selling shareholders profit disgorgement	3,811	—
Repurchases of common stock	(75,102)	—
Payments of initial public offering costs	(1,148)	(2,384)
Proceeds from initial public offering, net of commissions	—	83,421
Employee taxes paid related to net share settlement of equity awards	(13)	(4,046)

Net cash used in financing activities	(68,351)	(172,661)

Effect of exchange rate changes on cash and cash equivalents	(1,442)	1,344

Net increase (decrease) in cash, cash equivalents and restricted cash	20,786	(68,734)
Cash, cash equivalents and restricted cash at beginning of period	260,820	329,554

Cash, cash equivalents and restricted cash at end of period	$281,606	$260,820

Supplemental disclosures of cash flow information:
Cash paid for interest	$18,348	$16,275

Cash paid for income taxes	$7,268	$26,297

Supplemental disclosures of non-cash operating, investing and financing activities:
Purchases of property and equipment included in accounts payable	$1,255	$1,018

Prepaid expenses and other current assets included in accounts payable	$607	$1,394

Deferred public offering costs included in accounts payable and accrued expenses and other current liabilities	$—	$1,193

Unpaid equitable adjustments included in accrued expenses and other current liabilities	$3,336	$10,661

Release of customer incentives included in accounts receivable and accrued expenses and other current liabilities	$8,556	$15,468